SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2006

SLM CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	File No. 001-13251	52-2013874
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

12061 Bluemont Way, Reston, Virginia 20190
(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (703) 810-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Adoption of Change in Control Severance Plan

On January 16, 2006, SLM Corporation adopted the SLM Corporation Change in Control Severance Plan for Senior Officers (the “Plan”).  The Plan is intended to provide for appropriate retention of senior officers in the event the Corporation were to experience a change in control.  A description of the material terms of the Plan follows below.  This description is a summary only and is qualified in its entirety by reference to the Plan, which is filed as an exhibit hereto.

Eligible Participants

Individuals holding the titles of Senior Vice President, Executive Vice President, or President and/or Chief Operating Officer of SLM Corporation are eligible participants in the Plan.  Currently, there are 22 participants in the Plan.  The Chief Executive Officer of the Corporation, Thomas J. Fitzpatrick, is not an eligible participant in the Plan.  Change in control benefits for Mr. Fitzpatrick are included in the employment agreements between Mr. Fitzpatrick and the Corporation dated January 1, 2002 and June 1, 2005.

Plan Benefits

Upon a change in control of the Corporation, as defined in the Plan, all outstanding and unvested equity awards held by eligible participants become vested and non-forfeitable.

Upon a change in control of the Corporation and a termination of an eligible participant’s employment for the reasons defined in the Plan within 24 months of the change in control, an eligible participant may be entitled to receive a cash payment equal to two times his “base salary” and “bonus,” as those terms are defined in the Plan.  An eligible participant also may be entitled to receive a pro-rated portion of his target bonus for the year in which the termination occurs, as well as continuation of medical insurance benefits for a 2-year period.  Also, if as a result of benefits provided under the Plan an officer becomes subject to excise taxes under section 4999 of the Internal Revenue Code, the Corporation will make certain “gross up” payments on behalf of the officer.  Receipt of cash benefits is conditioned on the eligible participant agreeing to non-competition and non-solicitation agreements and a general release of claims against the Corporation.

Administration, Amendment

The Plan is administered by the Welfare Plan Committee, which also administers the severance plan for non-officers of the Corporation.  The Plan may be amended by the Board of Directors, or a delegated Committee, at any time prior to a change in control of the Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SLM CORPORATION

By:	/s/ C.E. ANDREWS
	Name:	C.E. Andrews
	Title:	Executive Vice President, Finance, Accounting and Risk Management

Dated: January 20, 2006

SLM CORPORATION

Form 8-K

CURRENT REPORT

EXHIBIT INDEX

Exhibit No.	Description

10.24	Change in Control Severance Plan for Senior Officers